Mortgage Guaranty Insurance Corporation 250 E. Kilbourn Avenue P.O. Box 488, Milwaukee, Wisconsin 53201-0488	MGIC
Declaration Page for Use With Mortgage Guaranty Master Policy

Mortgage Guaranty Insurance Corporation (a stock insurance company hereinafter called the "Company") agrees to pay to the Insured identified below, in consideration of the premium or premiums to be paid as specified in this Policy and in reliance on the Insured's Application for coverage under this Policy any Loss due to the Default by a Borrower on a Loan, subject to the terms and conditions in this Policy.

Insured's Name and Mailing Address:	Master Policy Number:
Wells Fargo Bank, N.A. as Trustee for First	22-400-4-2999
Franklin Mortgage Loan Trust 2004-FF7
6th and Marquette
N9311-161	Effective Date of Policy:
Minneapolis, Minnesota 55479	August 1, 2004

Includes Terms and Conditions #71-7135 (8/94)

Includes Endorsement(s):

#71-7139 (8/94)

#71-70165 (2/01)

#71-70178 (7/03)

In Witness Whereof, the Company has caused its Corporate Seal to be hereto affixed and these presents to be signed by its duly authorized officers in facsimile to become effective as its original seal and signatures and binding on the Company.